Exhibit 99.1

REPORT OF THE INDEPENDENT AUDITOR TO THE MEMBERS OF EMPIRE INTERACTIVE PLC FOR THE 15 MONTH PERIOD ENDED 31 MARCH 2006

We have audited the group and parent company financial statements of Empire Interactive plc for the period ended 31 March 2006 which comprise the consolidated profit and loss account, the Group and parent company balance sheets, the consolidated cash flow statement, the consolidated statement of total recognised gains and losses and notes 1 to 27. These financial statements have been prepared in accordance with the accounting policies set out therein.

This report is made solely to the company’s members, as a body, in accordance with Section 235 of the Companies Act 1985. Our audit work has been undertaken so that we might state to the company’s members those matters we are required to state to them in an auditor’s report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITOR

As described in the Statement of Director’s Responsibilities the company’s directors are responsible for the preparation of the financial statements in accordance with applicable law and United Kingdom Standards (United Kingdom Generally Accepted Accounting Practice).

Our responsibility is to audit the financial statements in accordance with relevant legal and regulatory requirements and International Standards on Auditing (UK and Ireland).

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report to you if, in our opinion, the directors’ report is not consistent with the financial statements, if the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors’ remuneration and other transactions is not disclosed.

We read other information contained in the annual report and consider whether it is consistent with the audited financial statements. This other information comprises only the directors’ report, business, financial, operating reviews and the corporate governance statement. We consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements. We are not required to consider whether the board’s statements on internal control cover all risks and controls, or form an opinion on the effectiveness of the Group’s corporate governance procedures or its risk and control procedures. Our responsibilities do not extend to any other information.

BASIS OF OPINION

We conducted our audit in accordance with International Standards on Auditing (UK and Ireland) issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company’s circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.

REPORT OF THE INDEPENDENT AUDITOR TO THE MEMBERS OF EMPIRE INTERACTIVE PLC FOR THE 15 MONTH PERIOD ENDED 31 MARCH 2006

OPINION

In our opinion the financial statements:

•	give a true and fair view in accordance with United Kingdom Generally Accepted Accounting Practice, of the state of the group and parent company’s affairs as at 31 March 2006 and of the loss of the Group for the period then ended; and

•	have been properly prepared in accordance with the Companies Act 1985.

EMPHASIS OF MATTER

In forming our opinion, which is not qualified, we have considered the adequacy of the disclosures made in note 1 concerning the Company’s formal and informal arrangements with its bankers and various creditors regarding payment of debts. We have also considered the assumptions made in its projections regarding the level of success in respect of the Company’s litigation and conclusion of North American distribution agreements under negotiation also referred to in note 1.

The financial statements have been prepared on a going concern basis, the validity of which depends on the continued support of its bankers and creditors being available. The financial statements do not contain any adjustments that would result from a failure to obtain this support

/s/ Macintyre Hudson LLP

MACINTYRE HUDSON LLP
REGISTERED AUDITOR & CHARTERED
ACCOUNTANTS

26th July 2006

REPORT OF THE INDEPENDENT AUDITOR TO THE MEMBERS OF EMPIRE
INTERACTIVE PLC ON THE RECONCILIATION OF THE FINANCIAL STATEMENTS FROM
UK GAAP TO US GAAP FOR THE PERIOD FROM JANUARY 1, 2004 TO MARCH 31, 2006

In accordance with the instructions contained in our engagement letter dated January 29, 2007 we have audited the reconciliation of the financial statements from UK GAAP to US GAAP for the period from January 1, 2004 to March 31, 2006, prepared by the directors of Empire Interactive plc, which details the differences between United Kingdom Generally Accepted Accounting Practice and Accounting Principles Generally Accepted in the United States in so far as they relate to financial statements for the period from January 1, 2004 to March 31, 2006 (“The US GAAP reconciliation”).

We audited the group and parent company financial statements of Empire Interactive plc for the period ended March 31, 2006 which comprise the consolidated profit and loss account, the group and parent company balance sheets, the consolidated cash flow statement, the consolidated statement of total recognised gains and losses and notes 1 to 27. Our audit report was made on July 26, 2006. Those financial statements were prepared in accordance with the accounting policies set out therein and under United Kingdom Generally Accepted Accounting Practice.

We did not perform the audit of the financial statements of the group and parent company for the year ended December 31, 2004 which were reported under United Kingdom Generally Accepted Accounting Practice. Those financial statements were audited by other auditors whose report of May 23, 2005 has been furnished to us.

This report is made solely to the company’s members, as a body. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITOR

The company’s directors are responsible for preparing the US GAAP reconciliation and for ensuring that it is presented fairly in all material respects in accordance with Accounting Principles Generally Accepted in the United States.

Our responsibility is to audit the US GAAP reconciliation in accordance with the terms of our engagement letter and with relevant legal and regulatory requirements and International Standards on Auditing (UK and Ireland).

We report to you our opinion as to whether the US GAAP reconciliation has been properly prepared and whether it is presented fairly in all material respects in accordance with Accounting Principles Generally Accepted in the United States. Our opinion in this respect relates solely to the reconciliation and does not extend to any other aspect of the document of which the US GAAP reconciliation forms a part.

BASIS OF OPINION

We conducted our audit of the US GAAP reconciliation in accordance with International Standards on Auditing (UK and Ireland) issued by the United Kingdom Auditing Practices Board. The audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the US GAAP reconciliation. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the US GAAP reconciliation, and of whether the accounting policies are appropriate to the company’s circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the US GAAP reconciliation has been properly prepared and is presented fairly in all material respects in accordance with Principles Generally Accepted in the United States. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the US GAAP reconciliation.

REPORT OF THE INDEPENDENT AUDITOR TO THE MEMBERS OF EMPIRE
INTERACTIVE PLC ON THE RECONCILIATION OF THE FINANCIAL STATEMENTS FROM
UK GAAP TO US GAAP FOR THE PERIOD FROM JANUARY 1, 2004 TO MARCH 31, 2006

We were not auditors of the financial statements for the year to December 31, 2004 prepared under UK Generally Accepted Accounting Principles which form part of the underlying figures on which the US GAAP reconciliation has been prepared. Therefore, we have not undertaken and were not required to undertake procedures to satisfy ourselves as to whether those underlying figures themselves give a true and fair view and so form an appropriate basis for the reconciliation. Any errors, omissions or misstatements in the underlying figures would have a consequent impact on the US GAAP reconciliation.

We performed our work on the basis of the information that was available to us at the date of our audit of the financial statements for the period ended March 31, 2006 which was July 26, 2006. We have not taken account of any events, transactions or information arising after that date.

OPINION

In our opinion the US GAAP reconciliation has been properly prepared and is presented fairly in all material respects in accordance with Principles Generally Accepted in the United States.

/s/ MACINTYRE HUDSON LLP

MACINTYRE HUDSON LLP
REGISTERED AUDITOR & CHARTERED
ACCOUNTANTS

   February 14, 2007

EMPIRE INTERACTIVE PLC

CONSOLIDATED PROFIT AND LOSS ACCOUNT

For the 15 month period ended 31 March 2006

	Note	2006 15 Months to 31/03/06 £'000	2004 Year to 31/12/04 £'000

Turnover	2	26,545	29,413

Cost of sales		(13,537)	(14,143)

Gross profit		13,008	15,270

Sales and marketing expenses		(5,834)	(5,477)
Development expenses		(8,493)	(8,425)
Administrative expenses		(1,104)	(900)

Total operating expenses		(15,431)	(14,802)

Operating (loss)/profit	2	(2,423)	468

Net interest payable	3	(92)	(61)

(Loss)/profit on ordinary activities before taxation		(2,515)	407

Tax on (loss)/profit on ordinary activities	5	36	83

(Loss)/profit for the financial period		(2,479)	490

Basic and diluted (loss)/earnings per share	7	(3.65p)	0.72p

All activities of the Group are classed as continuing.

The accompanying accounting policies and notes form an integral part of these financial statements.

EMPIRE INTERACTIVE PLC

BALANCE SHEETS

As at 31 March 2006

		Group		Company
	Note	2006 31/03/06 £'000	2004 31/12/04 £'000	2006 31/03/06 £'000	2004 31/12/04 £'000

Fixed assets
Intangible assets	8	-	77	-	-
Tangible assets	9	428	516	-	-
Investments	10	-	-	11	88

		428	593	11	88

Current assets
Stock	11	377	563	-	-
Debtors	12	2,683	4,357	1,018	1,006
Debtors: amounts falling due after one year	13	312	312	7,322	7,706

Cash at bank and in hand		2	17	-	-

		3,374	5,249	8,340	8,712

Creditors: amounts falling due within one year	14	(4,714)	(4,272)	(164)	(115)

Net current (liabilities)/assets		(1,340)	977	8,176	8,597

Total assets less current liabilities		(912)	1,570	8,187	8,685

Capital and reserves
Called up share capital	17	68	68	68	68
Share premium account	18	10,199	10,199	10,199	10,199
Profit and loss account	18	(11,179)	(8,697)	(2,080)	(1,582)

Shareholders' funds		(912)	1,570	8,187	8,685

The financial statements were approved by the Board of Directors on 26th July 2006 and were signed on its behalf by:

Ian Higgins - Director

David Seftel - Director

The accompanying accounting policies and notes form an integral part of these financial statements.

EMPIRE INTERACTIVE PLC

CONSOLIDATED CASH FLOW STATEMENT

For the 15 month period ended 31 March 2006

	Note	2006 15 Months to 31/03/06 £'000	2004 Year to 31/12/04 £'000

Net cash outflow from operating activities	19	(341)	(311)

Returns on investments and servicing of finance
Bank interest payable		(93)	(62)
Finance lease interest		-	(2)
Interest receivable on corporation tax		1	3

		(92)	(61)

Taxation
Corporation tax repaid		86	171

Capital expenditure and financial investment
Purchase of tangible fixed assets		(53)	(79)
Sale of tangible fixed assets		21	13

Net cash outflow on capital expenditure and financial investment		(32)	(66)

Financing
Capital element of finance lease rentals		-	(19)

Net cash outflow from financing		-	(19)

Decrease in cash	20	(379)	(286)

The accompanying accounting policies and notes form an integral part of these financial statements.

EMPIRE INTERACTIVE PLC

CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

For the 15 month period ended 31 March 2006

	2006 15 Months to 31/03/06 £ '000	2004 Year to 31/12/04 £ '000

(Loss)/profit for the financial period	(2,479)	490
Currency translation differences on opening net assets	(3)	(39)

Total gains and losses recognised for the period	(2,482)	451

The accompanying accounting policies and notes form an integral part of these financial statements.

EMPIRE INTERACTIVE PLC

NOTES TO THE FINANCIAL STATEMENTS

For the 15 month period ended 31 March 2006

1	BASIS OF PREPARATION

The financial statements have been prepared in accordance with applicable accounting standards and under the historical cost convention on a going concern basis, notwithstanding net current liabilities of £1,340,000 and net liabilities of £912,000, which the directors believe to be appropriate for the following reasons:

The directors have reviewed the Group’s cash flow requirement for the 12 month period from the date of this report and have concluded that the Group should have sufficient cash flows from its pipeline of games due for release in the next 12 months and as noted below to continue in operational existence for the foreseeable future.

The Group is reliant on its formal and informal arrangements with its bankers and with various creditors regarding payment of debts. Similarly the projections assume a realistic level of success in both its litigation referred to in note 23 and the completion of North American distribution arrangements on certain titles under negotiation.

As with any company placing reliance on third parties for financial support, the directors acknowledge that there can be no certainty that this support will continue although, at the date of this report, they have no reason to believe that it will not do so.

Based on this, the directors believe that it remains appropriate to prepare the financial statements on a going concern basis. The financial statements do not include any adjustments that would result from the basis of preparation being inappropriate.

The principal accounting policies of the Group have remained unchanged from those set out in the Group’s previous financial statements. The Group’s principal accounting policies are set out below:

TURNOVER

Turnover is the total amount receivable by the Group for goods supplied and services provided, net of provisions for discounts and returns. Turnover and profit are recognised on delivery, unless the outcome can be assessed with reasonable certainty, in which case turnover and profit are recognised on the basis of the proportion of attributable development costs incurred to the total of such costs. Reasonable certainty is considered to exist only where the products concerned have received final software approval. All amounts are stated net of VAT.

The excess of advances received under long-term contracts over amounts that have been recognised in the profit and loss account is disclosed separately as payments on account within creditors.

DEVELOPMENT EXPENDITURE

Expenditure incurred in respect of research and development is written off to the profit and loss account in the year incurred.

Expenditure on fixed assets for development purposes is shown in the balance sheet in tangible fixed assets under development equipment. These assets comprise computers and associated hardware used in the development of products.

BASIS OF CONSOLIDATION

The Group financial statements consolidate those of the Company and of its subsidiary undertakings drawn up to 31 March 2006. The results of subsidiary undertakings acquired during the period, where applicable, are included from the date that control passes using the acquisition method. All subsidiaries have prepared financial statements to 31 March 2006.

EMPIRE INTERACTIVE PLC

NOTES TO THE FINANCIAL STATEMENTS

For the 15 month period ended 31 March 2006

GOODWILL

Goodwill on consolidation, representing the excess of the fair value of the consideration paid over the fair value of the identifiable net assets of subsidiary undertakings at the date of acquisition, is capitalised and amortised over its estimated useful economic life.

TANGIBLE FIXED ASSETS AND DEPRECIATION

Depreciation is provided at rates calculated to write off the cost or valuation of fixed assets, less their estimated residual value, over the expected useful lives on the following bases:

Freehold property	2% straight line on cost
Leasehold property	straight line over lease period
Fixtures, fittings and office equipment	25% reducing balance
Motor vehicles	25% reducing balance
Development equipment	50% straight line

Fixed assets are reviewed annually for impairment.

INVESTMENTS IN SUBSIDIARY UNDERTAKINGS

Investments in subsidiary undertakings held as fixed assets are stated at cost less provision for any diminution in value.

STOCKS

Stock is valued at the lower of cost and net realisable value. Stock represents mainly finished goods for resale together with some of the component materials necessary to produce a completed software product. Cost represents only the purchase price of component materials. No overheads are incorporated into the value of stock. Net realisable value represents the estimated selling price less all further costs to completion and sales costs.

LEASED ASSETS

Where the Group enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a finance lease. The asset is recorded in the balance sheet as a tangible fixed asset and depreciated accordingly. Future instalments under such leases, net of finance charges, are included in creditors. Rentals payable are apportioned between the financial element, which is charged to the profit and loss account, and the capital element which reduces the outstanding obligation for future instalments.

All other leases are regarded as operating leases and the payments made under them are charged to the profit and loss account on a straight line basis over the lease term.

SHARE OPTIONS

Share options are accounted for in accordance with UITF 17, Employee Share Schemes.

PENSION COSTS

The Group operates an executive pension scheme which is a defined contribution scheme. Contributions are charged to the profit and loss account in the period in which they arise.

EMPIRE INTERACTIVE PLC

NOTES TO THE FINANCIAL STATEMENTS

For the 15 month period ended 31 March 2006

FOREIGN CURRENCIES

Transactions in foreign currencies are translated into sterling at the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities in foreign currencies are translated at the rates of exchange ruling at the balance sheet date. The financial statements of foreign subsidiaries are translated at the rate of exchange ruling at the balance sheet date. The exchange differences arising from retranslation of the opening net investment in subsidiaries are taken directly to reserves. All other exchange differences are dealt with through the profit and loss account.

DEFERRED TAXATION

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events have occurred at that date that will result in an obligation for the Group to pay more, or a right to pay less or to receive more tax, with the following exception:

Deferred tax assets are recognised only to the extent that the directors consider that it is more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Deferred tax is measured on an undiscounted basis at the tax rates that are expected to apply in the periods in which timing differences reverse, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

FINANCIAL INSTRUMENTS

The group’s policy in respect of financial instruments is detailed in note 16 to the financial statements.

EMPIRE INTERACTIVE PLC

NOTES TO THE FINANCIAL STATEMENTS

For the 15 month period ended 31 March 2006

2	TURNOVER AND OPERATING (LOSS)/ PROFIT

All turnover and (loss)/profit before tax are attributable to the development and publishing of entertainment software, and all net (liabilities)/assets are employed therein. As all development of product takes place through Empire Interactive Europe Limited, which is based in the UK, all turnover and profit before tax originates in the UK.

A geographical analysis of turnover by destination and net assets is given below:

	Turnover		Net (liabilities)/assets
	2006 15 Months To 31/03/06 £'000	2004 Year to 31/12/04 £'000	2006 31/03/06 £'000	2004 31/12/04 £'000

North America	14,194	11,975	21	899
United Kingdom	4,353	6,953	(933)	671
Rest of Europe	6,882	9,811	-	-
Rest of World	1,116	674	-	-

	26,545	29,413	(912)	1,570

Operating (loss)/ profit is stated after charging/ (crediting):

	2006 15 Months To 31/03/06 £'000	2004 Year to 31/12/04 £'000

Auditors' remuneration:
Audit services	31	36
Other services	9	17

Other operating lease rentals	292	179
Exchange differences on foreign currency transactions	149	(51)
(Profit)/loss on disposal of tangible fixed assets	(15)	(2)

Depreciation and amortisation:
Goodwill	77	87
Tangible fixed assets, owned	136	137
Tangible fixed assets, held under finance leases (see note 15)	-	14

3	NET INTEREST PAYABLE

	2006 15 Months To 31/03/06 £'000	2004 Year to 31/12/04 £'000

Interest payable on bank loans and overdrafts	(93)	(62)
Finance charges in respect of finance leases	-	(2)

	(93)	(64)
Interest receivable on corporation tax	1	3

	(92)	(61)

EMPIRE INTERACTIVE PLC

NOTES TO THE FINANCIAL STATEMENTS

For the 15 month period ended 31 March 2006

4	DIRECTORS AND EMPLOYEES

Staff costs during the period including directors, were as follows:

	2006 15 Months To 31/03/06 £'000	2004 Year to 31/12/04 £'000

Wages and salaries	4,877	4,248
Social security costs	548	487
Pension costs	63	44

	5,488	4,779

The average number of employees during the period was:

	2006 15 Months To 31/03/06 Number	2004 Year to 31/12/04 Number

Sales, marketing and distribution	30	32
Development	62	76
Administrative	13	13

	105	121

Detailed disclosures of directors’ individual remuneration and share options are given within the directors’ report on page 11.

5	TAX ON PROFIT ON ORDINARY ACTIVITIES

(a)     The taxation credit represents:

	2006 15 Months To 31/03/06 £'000	2004 Year to 31/12/04 £'000

UK corporation tax on profits for the year at 30%	-	-
Research and Development credits - previous years	(88)	(119)
Overseas taxation	52	48
Deferred tax asset	-	(12)

Total current tax	(36)	(83)

(b)     The tax assessed for the period is lower than the standard rate of corporation tax in the United Kingdom of 30% (2004: 30%). The differences are explained as follows:

	2006 15 Months To 31/03/06 £'000	2004 Year to 31/12/04 £'000

(Loss)/profit on ordinary activities before tax	(2,515)	407

EMPIRE INTERACTIVE PLC

NOTES TO THE FINANCIAL STATEMENTS

For the 15 month period ended 31 March 2006

5	TAX ON PROFIT ON ORDINARY ACTIVITIES (CONTINUED)

	2006 15 Months To 31/03/06 £'000	2004 Year to 31/12/04 £'000

(Loss)/profit on ordinary activities multiplied by the standard rate of
corporation tax in the United Kingdom of 30% (2004: 30%)	(755)	122

Effect of:
Marginal relief	-	(1)
Expenses not deductible for tax purposes	41	60
Differences between capital allowances and depreciation	(24)	(10)
Carry forward/ (utilisation) of losses	738	(157)
Double taxation relief	-	(14)
Overseas taxation	52	48
Research and Development credits - previous years	(88)	(119)
Deferred tax asset	-	(12)

Tax credit for period	(36)	(83)

Unrelieved tax losses of £ 11.4 million (2004: £8.6 million) remain available to offset against future taxable trading profits.

The deferred tax asset of £312,000 at 31 March 2006 (2004: £312,000) is based upon a reasonable expectation of the current games pipeline’s performance.

6	RESULTS FOR THE FINANCIAL PERIOD

The Company has taken advantage of section 230 Companies Act 1985 and has not included its own profit and loss account in these financial statements. The Group’s loss for the period includes a loss of £ 498,000 (2004: £448,000) attributable to the Company.

7	EARNINGS PER SHARE

The calculation of the basic earnings per share is based on the loss attributable to ordinary shareholders of £2,479,000 (2004: £490,000 profit) divided by the weighted average number of shares in issue during the period.

The weighted average number of shares used in the calculations are set out below:

	2006 15 Months To 31/03/06 Number of shares	2004 Year to 31/12/04 Number of shares

	67,861,002	67,855,383

Basic and diluted (loss)/ earnings per share under FRS 22 (pence)	(3.65)	0.72

In accordance with FRS 22, the diluted loss per share is equivalent to the basic loss per share.

EMPIRE INTERACTIVE PLC

NOTES TO THE FINANCIAL STATEMENTS

For the 15 month period ended 31 March 2006

8	INTANGIBLE FIXED ASSETS

The Group goodwill on consolidation comprises:

Total £'000

Cost
At 1 January 2005 and at 31 March 2006	476

Amortisation
At 1 January 2005	399
Provided in the period	77

At 31 March 2006	476

Net book value at 31 March 2006	-

Net book value at 31 December 2004	77

Goodwill relates to Razorworks Limited (acquired in 2000). Goodwill amortisation is based on a five year useful economic life estimated by the directors, and is calculated on a straight line basis. The business and assets of Razorworks Limited, which is now dormant, have been transferred into another Group company, however the revenues and costs derived from it are still separately identifiable.

9	TANGIBLE FIXED ASSETS

Group	Freehold Properties £'000	Short leasehold properties £'000	Motor vehicles £'000	Fixtures, fittings and office equipment £'000	Development equipment £'000	Total £'000

Cost
At 1 January 2005	291	121	129	654	732	1,927
Additions	-	-	-	22	32	54
Disposals	-	-	(32)	(6)	-	(38)

At 31 March 2006
	291	121	97	670	764	1,943

Depreciation
At 1 January 2005	26	121	90	475	699	1,411
Charge for the period	7	-	13	62	54	136
Disposals	-	-	(26)	(6)	-	(32)

At 31 March 2006	33	121	77	531	753	1,515

Net book value
at 31 March 2006	258	-	20	139	11	428

Net book value
at 31 December 2004	265	-	39	179	33	516

The Group net book amount of tangible fixed assets includes an amount of £nil (2004: £39,000) relating to motor vehicles and £nil (2004: £2,000) relating to office equipment in respect of assets held under finance leases. See also note 15.

EMPIRE INTERACTIVE PLC

NOTES TO THE FINANCIAL STATEMENTS

For the 15 month period ended 31 March 2006

10	FIXED ASSET INVESTMENTS

Company	Shares in subsidiary undertakings £'000

At 1 January 2005 and at 31 March 2006	487

Provision for diminution in value
At 1 January 2005	399
Provision for the period	77

At 31 March 2006	476

Net book value at 31 March 2006	11

Net book value at 31 December 2004	88

The subsidiary undertakings at 31 March 2006 are listed below:

Subsidiary undertakings	Country of incorporation	Ordinary share capital held	Activity

Empire Interactive Europe Limited	England and Wales	100%	Developer and publisher of
			entertainment software

Empire Interactive Inc*	USA	100%	Publisher of entertainment
			software

Empire Interactive Holdings Limited	England and Wales	100%	Holding company

Razorworks Limited	England and Wales	100%	Dormant

Xplosiv Limited	England and Wales	100%	Dormant

*Owned by intermediate holding company, Empire Interactive Holdings Limited

11	STOCK AND WORK IN PROGRESS

Group	2006 31/03/06 £'000	2004 31/12/04 £'000

Finished goods for resale and component materials	377	563

EMPIRE INTERACTIVE PLC

NOTES TO THE FINANCIAL STATEMENTS

For the 15 month period ended 31 March 2006

12	DEBTORS

	Group		Company
	2006 31/03/06 £'000	2004 31/12/04 £'000	2006 31/03/06 £'000	2004 31/12/04 £'000

Trade debtors	2,570	4,208	-	-
Amounts owed by Group undertakings	-	-	1,000	1,000
Corporation tax	-	50	-	-
Other debtors	9	9	-	-
Prepayments and accrued income	104	90	18	6

	2,683	4,357	1,018	1,006

13	DEBTORS AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

	Group		Company
	2006 31/03/06 £'000	2004 31/12/04 £'000	2006 31/03/06 £'000	2004 31/12/04 £'000

Deferred tax asset - unrelieved tax losses	312	312	-	-
Amounts owed by Group undertakings	-	-	7,322	7,706

	312	312	7,322	7,706

14	CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

	Group		Company
	2006 31/03/06 £'000	2004 31/12/04 £'000	2006 31/03/06 £'000	2004 31/12/04 £'000

Bank overdraft	714	350	-	33
Trade creditors	2,208	2,625	81	59
Other taxes and social security	656	250	63	6
Other creditors	81	29	-	-
Accruals	742	682	20	17
Payments on account	313	336	-	-

	4,714	4,272	164	115

Payments on account relate to payments received under distribution contracts. The bank overdraft is secured by a fixed and floating charge over certain assets of the Group.

EMPIRE INTERACTIVE PLC

NOTES TO THE FINANCIAL STATEMENTS

For the 15 month period ended 31 March 2006

15	COMMITMENTS UNDER FINANCE LEASE AGREEMENTS

Group

The primary rentals in respect of assets held under finance leases had all been paid at 31 March 2006 and 31 December 2004. For this reason, and because of the immateriality of the values of the depreciation charged on these assets and their net book amount, no further disclosures are provided in this respect for 2006.

16	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

The Group’s financial instruments comprise cash including short-term deposits, and items such as trade debtors and trade creditors, that arise directly from its operations. The main risks arising from the Group financial instruments are liquidity risk and currency risk. Short term debtors and creditors have been excluded from all the following disclosures, other than currency risk disclosures.

The Group seeks to manage liquidity risk to ensure there is sufficient liquidity available to meet foreseeable needs. When the Group has excess cash assets, these are placed on short term deposits with banks rated AA or better by all three leading rating agencies. During the year, the Group arranged bank facilities of up to £1.75 million based on forecast requirements and trade debtors. The facility is scheduled for review in December 2006. The interest on both bank deposits and facilities are at floating rates based upon LIBOR.

The Group operates in overseas markets and is subject to currency exposures on transactions undertaken. As shown in note 2, 53% (2004: 41%) of the Group’s turnover by destination related to North America. This entire turnover was denominated in US Dollars. By contrast a much smaller proportion of the Group’s expenditure was denominated in US Dollars.

Where there is sufficient certainty as to the amount and timing of monetary currency exposures, then after consultation with the Board, the Group purchases forward contracts with the sole purpose of hedging these exposures. The ability of the Board to mitigate currency risk without undue cost is however limited.

There were no unrecognised gains and losses at the year end as all forward currency contracts had been closed. All year end foreign exchange differences on retranslation of foreign assets and liabilities were therefore dealt with in accordance with the accounting policy described in note 1.

The sterling equivalent, which is the functional currency, of the Group’s net assets/(liabilities) denominated in foreign currencies at 31 March 2006 was as follows:

	2006 31/03/06 £'000	2004 31/12/04 £'000

US Dollars	(357)	504
Euros	523	188
Other	(65)	-

	101	692

The fair values of the Group’s financial instruments are considered to be not materially different to the book values.

EMPIRE INTERACTIVE PLC

NOTES TO THE FINANCIAL STATEMENTS

For the 15 month period ended 31 March 2006

17	SHARE CAPITAL

Group and Company	2006 31/03/06 £'000	2004 31/12/04 £'000
Authorised
200,000,000 ordinary shares of 0.1p each	200	200

Allotted, called up and fully paid
67,861,002 (2004: 67,861,002) ordinary shares of 0.1p each	68	68

Options to subscribe for ordinary shares of 0.1p each have been granted to directors and employees of the Group. Outstanding options at 31 March 2006 are as follows:

Shares under option	Date of grant	Exercise price	Dates from which exercisable	Expiry date

228,200	June 2000 (Approved Scheme)	54.0p	28 June 2003	27 June 2010

443,517	June 2000 (Unapproved Scheme)	54.0p	28 June 2003	27 June 2010

318,334	July 2000	60.0p	14 July 2003	13 July 2010

442,000	July 2001 (Unapproved Scheme - EMI Schedule)	45.0p	26 July 2004	25 July 2011

5,000	July 2001 (Unapproved Scheme)	45.0p	26 July 2004	25 July 2011

66,674	May 2002 (Unapproved Scheme-EMI Schedule)	37.5p	8 May 2005	8 May 2012

45,326	May 2002 (Unapproved Scheme)	37.5p	8 May 2005	8 May 2012

100,000	July 2002	32.5p	9 July 2005	9 July 2012

419,992	June 2003 (Unapproved Scheme - EMI Schedule)	9.25p	19 June 2006	19 June 2013

116,918	June 2003 (Approved Scheme)	9.25p	19 June 2006	19 June 2013

735,700	June 2003 (Unapproved Scheme)	9.25p	19 June 2006	19 June 2013

37,333	June 2003 (Unapproved Scheme)	9.25p	See below	19 June 2013

50,000	Nov 2005 (Unapproved Scheme - EMI Schedule)	6.75p	3 Nov 2008	3 Nov 2015

3,008,994

In relation to the amount of 37,333 shares under option granted in June 2003, one third are exercisable from 19 June 2004, one third from 19 June 2005 and one third from 19 June 2006.

EMPIRE INTERACTIVE PLC

NOTES TO THE FINANCIAL STATEMENTS

For the 15 month period ended 31 March 2006

18	RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

	Number of shares	Share capital £'000	Share premium £'000	Profit and loss account £'000	Total £'000

Group
At 1 January 2005	67,861,002	68	10,199	(8,697)	1,570
Exchange difference on
consolidation	-	-	-	(3)	(3)
Loss for the period	-	-	-	(2,479)	(2,479)

At 31 March 2006	67,861,002	68	10,199	(11,179)	(912)

Company
At 1 January 2005	67,861,002	68	10,199	(1,582)	8,685
Loss for the period	-	-	-	(498)	(498)

At 31 March 2006	67,861,002	68	10,199	(2,080)	8,187

19	RECONCILIATION OF OPERATING PROFIT TO OPERATING CASH OUTFLOWS

	2006 15 Months to 31/03/06 £'000	2004 Year to 31/12/04 £'000

Operating (loss)/profit	(2,423)	468
Depreciation	136	151
Amortisation of goodwill	77	87
Profit on disposal of tangible fixed assets	(15)	(2)
Decrease in stock	186	165
Decrease/(increase) in debtors	1,624	(1,453)
Increase in creditors	78	312
Currency translation difference	(4)	(39)

Net cash outflow from operating activities	(341)	(311)

EMPIRE INTERACTIVE PLC

NOTES TO THE FINANCIAL STATEMENTS

For the 15 month period ended 31 March 2006

20	RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

	2006 15 Months to 31/03/06 £'000	2004 Year to 31/12/04 £'000

Decrease in cash in the period	(379)	(286)
Capital element of finance lease rentals	-	19

Change in net funds relating from cash flows	(379)	(267)
Net debt at 1 January 2005	(333)	(66)

Net debt at 31 March 2006	(712)	(333)

21	ANALYSIS OF CHANGES IN NET DEBT

	At 1 January 2005 £'000	Cashflow £'000	At 31 March 2006 £'000

Cash at bank and in hand	17	(15)	2
Bank overdraft	(350)	(364)	(714)

	(333)	(379)	(712)

22	CAPITAL COMMITMENTS

There were no capital commitments at 31 March 2006 and 31 December 2004.

23	CONTINGENT ASSETS AND CONTINGENT LIABILITIES

a)     The Group is pursuing litigation against a major US publisher for which the principal amounts claimed are a refund of unspent marketing costs of US $1,402,000 and an account of sales made by the US publisher in contravention of the limited rights which had been granted. At the date of this report, default judgement, including an interim order for the payment of US $750,000 of the unspent marketing costs has been obtained in the Group’s favour. The interim payment ordered was received by the Group on 20th July 2006, however, only when the account has been taken will it be confirmed as the extent to which the Group is entitled to retain or repay the interim payment, or whether additional amounts will be ordered to be paid to Group.

b)     There were no other contingent assets at 31 March 2006 and 31 December 2004, except as disclosed in relation to unrelieved tax losses in note 5.

There were no Group contingent liabilities at 31 March 2006 and 31 December 2004.

The Company has guaranteed the bank overdraft of its subsidiary, Empire Interactive Europe Limited. The total liability under this guarantee at the balance sheet date was £714,000 (2004: £319,000).

24	PENSIONS

The Company operates a defined contribution pension scheme for the benefit of certain executives. The assets of the scheme are administered by trustees in a fund independent from those of the Group. There were no outstanding contributions as at 31 March 2006.

EMPIRE INTERACTIVE PLC

NOTES TO THE FINANCIAL STATEMENTS

For the 15 month period ended 31 March 2006

25	LEASING COMMITMENTS

Operating lease payments amounting to £43,000 (2004: £94,000) are due within one year, all of which relate to land and buildings. The leases to which these amounts relate expire as follows:

	2006 31/03/06 £'000	2004 31/12/04 £'000

Leases expiring:
Within one year	-	5
After more than one year, but within five years	43	89

	43	94

26	RELATED PARTY TRANSACTIONS

Transactions during the period, and period end balances, with entities in which directors have an interest, were as follows:

		Incurred by the Group	Incurred by the Group		Due from the Group	Due from the Group

Directors and relationship	Entity	2006 15 Months to 31/03/06 £'000	2004 Year to 31/12/04 £'000	Description	2006 31/03/06 £'000	2004 31/12/04 £'000

Ian Higgins and Simon Jeffrey	Minds Eye
were directors and shareholders	Productions		1,062	Development and	-	-
	Limited	-		Graphics

Ian Higgins and Simon Jeffrey	Albert's
are trustees and beneficiaries	Retirement Fund	81	65	Rent	17	11

All transactions arose during the course of normal business.

27	CONTROLLING PARTIES

In accordance with the guidance given in FRS 8, two of the Company’s directors, Ian Higgins and Simon Jeffrey, are considered to be controlling parties of the Group. As disclosed within the directors’ report on page 10, in aggregate their shareholdings represent 61.9% of the issued share capital of the Company.

EMPIRE INTERACTIVE PLC

RECONCILIATION OF THE FINANCIAL STATEMENTS FROM UK GAAP TO US GAAP FOR THE PERIOD FROM JANUARY 1, 2004 TO MARCH 21, 2006

Difference between United Kingdom and United States Generally Accepted Accounting Principles

The Company’s consolidated accounts are prepared in accordance with Generally Accepted Accounting Principles in the United Kingdom (“UK GAAP”) which differ from United States Generally Accepted Accounting Principles (“US GAAP”). The significant differences and adjustments considered necessary to reflect retained profit for the financial period (“Net Income”) and shareholders’ funds (“Shareholders’ Equity”) in accordance with US GAAP are set out below:

Goodwill and Intangible Assets

Under UK GAAP, goodwill is amortized on a straight-line basis over its useful life up to a maximum of 20 years. Under US GAAP, from January 1, 2002, goodwill is not amortized, but is reviewed at least annually for impairment. Goodwill amortization under UK GAAP for periods subsequent to January 1, 2002 is reversed for US GAAP purposes.

Under US GAAP SFAS No 142 “Goodwill and other intangible assets” requires that goodwill arising from business combinations is not amortized but rather is subject to impairment testing at least annually and more frequently if circumstances warrant. An impairment loss is recognised to the extent that the carrying value of goodwill exceeds the implied fair value of goodwill.

In the UK GAAP financial statements, goodwill recognised on the acquisition of Razorworks Limited has been capitalised and is being amortised on a straight-line basis over 5 years. As at March 31, 2006, the Razorworks goodwill had been fully amortized.

The application of US GAAP with respect to accounting for goodwill results in an increase to Net Income and Shareholders’ Equity representing the amortization charge recognised in the UK GAAP financial statements in respect of periods subsequent to January 1, 2002 but revised for the purpose of the US GAAP financial statements.

By way of example, if goodwill was not subject to amortisation, Net Income under US GAAP for the fiscal year ended December 31, 2004 would have increased by £87,000 and Shareholders’ Equity under US GAAP as at December 31, 2004 would have increased by £280,000.

Research and Development Expenditure

Under UK GAAP, in accordance with SSAP 13, development expenditure should be written off in the year it is incurred except in certain strictly defined circumstances. In situations where all the relevant criteria are met, it is permissible to defer development expenditure to the extent that its recovery can reasonably be regarded as assured. Such deferred development costs must be amortised in future years.

The directors feel that the most appropriate policy for the company under UK GAAP is that expenditure incurred in respect of research and development is written off to the profit and loss account in the period incurred.

Under US GAAP SFAS No. 86, “Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed”, provides for the capitalization of certain software development costs incurred after technological feasibility of the software is established or for development costs that have alternative future uses. The software development costs that have been capitalized to date have been insignificant. Capitalised costs are then amortised through the profit and loss account in line with revenue streams from the related products. Costs incurred before the product becomes technically feasible are written off to the profit and loss account in the period incurred.

Management of the Company has determined that as technical feasibility is achieved towards the end of all product development cycles, any costs to be capitalised in accordance with US

GAAP are immaterial. On this basis, the Company has concluded that no adjustment is required in respect of development costs for the purposes of this reconciliation.

Under both UK and US GAAP, expenditure on fixed assets for development purposes is shown in the balance sheet as tangible fixed assets. Again, no adjustment is therefore required.

Turnover and Revenue Recognition

Under UK GAAP, turnover and profit are recognized on delivery, unless the outcome can be assessed with reasonable certainty, in which case turnover and profit are recognized on the basis of the proportion of attributable development costs incurred to the total of such costs. Reasonable certainty is considered to exist only when the products concerned have received final software approval.

Under US GAAP, recognition of revenue is based on the criteria set forth in SOP 97-2, “Software Revenue Recognition” , as amended by SOP 98-9, “Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions” and Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements” , as revised by SAB No. 104, “Revenue Recognition”. Income is only reflected in the accounts during the period which evidence of an agreement exists; delivery has occurred and risk of loss and reward have been transferred to the customer; the amount of revenue becomes fixed and determinable; and collection is deemed probable.

By way of example, the application of US GAAP with respect to accounting for turnover results in a decrease to Net Income and Shareholders’ Equity for the year ended December 31, 2004. This represents the reversal of turnover and profit in respect of products for which final software approval had not been received until after the Balance Sheet date. In addition, a further decrease to Net Income and Shareholders’ Equity represents the reversal of turnover, associated cost of goods sold and profit in respect of products that had not been shipped at the period end.

Reporting Revenue Gross as a Principal versus Net as an Agent

Under UK GAAP the Company accounts for most of its revenue as principle on a gross basis. Under US GAAP, the Company may account for revenue as principal on a gross basis when, consistent with the guidance established in Emerging Issues Task Force (“EITF”) Abstract No. 99-19 “Reporting Revenue Gross as a Principal versus Net as an Agent”, the Company is the primary obligor for the fulfillment of the order; establishes the selling price; and has credit risk for the gross amounts. With respect to revenue generated by the Company via US distributors, EITF No. 99-19 prescribes, on the basis of the terms of the contracts involved, that net presentation of Revenue is required for both guaranteed revenue and additional revenue in excess of guaranteed amounts. Under UK GAAP, gross presentation has been adopted. There is no effect on reported Net Income for the period as the amendments would simply be a disclosure between headings on the face of the profit and loss account.

The following is a summary of the significant adjustments to the profit for the year ended December 31, 2004 and the period ended March 31, 2006 and to shareholders’ funds as at December 31, 2004 and March 31, 2006 that would be required if US GAAP were to be applied instead of UK GAAP.

Net Income

	Year Ended December 31 2004 £000		Period Ended March 31 2006 £000

Profit/(Loss) for the period as reported in the
consolidated profit and loss account under UK
GAAP	490		(2,479)
Amortization of goodwill	87		77
Income adjustment - turnover and revenue
recognition	(1,766)		464
Tax effects of US GAAP adjustments	-		-

Net Income for the period under US GAAP	(1,189)		(1,938)

(Loss)/Earnings per share - basic	(1.75p	)	(2.86p	)
(Loss)/Earnings per share - diluted	(1.75p	)	(2.86p	)

Shareholders’ Equity

	December 31 2004 £000	March 31 2006 £000
Shareholders' funds as reported in the consolidated balance
sheet under UK GAAP	1,570	(912)
Intangible assets:
Goodwill - Amortization	280	357
Income adjustment:
Debtors amounts falling due within one year	(1,090)	(423)
Creditors amounts falling due within one year	(676)	(880)
Tax effects on US GAAP adjustments	-	-

Shareholders' equity under US GAAP	84	(1,858)

Consolidated Statement of Cash Flows

The consolidated statement of cash flows prepared under UK GAAP present substantially the same information as that required under US GAAP. However, the statements differ with regard to the classification of items and as regards to the definition of cash under UK GAAP and cash and cash equivalents under US GAAP.

Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions, equity dividends and management of liquid resources and financing. US GAAP requires only three categories of cash flow to be reported; operating, investing and financing. Cash flows from taxation and returns on investments and servicing shown under UK GAAP would, with the exception of dividends paid to minority shareholders, be included within operating activities under US GAAP. The payment of dividends would be included as a financing activity under US GAAP. Capital expenditure and financial investment and acquisitions are reported within investing activities under US GAAP. Under US GAAP, cash and cash equivalents include short-term highly liquid investments but do not include bank overdrafts.

The categories of cash flow activity under US GAAP can be summarized as follows:

	Year Ended December 31 2004 £000	Period Ended March 31 2006 £000

Cash flow from operating activities	(201)	(347)
Cash flow from investing activities	(66)	(32)
Cash flow from financing activities	270	364
Beginning of the period	14	17

End of the period	17	2

Employee Share Scheme / Stock-Based Compensation

Under UK GAAP, share options are accounted for in accordance with UITF 17, Employee Share Schemes.

Under US GAAP, for accounting periods commencing before June 15, 2005, share options were accounted for in accordance with APB Opinion No. 25, “Accounting for Stock Issued to Employees” as permitted by SFAS No. 123, “Accounting for Stock-Based Compensation”.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment.” This standard replaced SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” The standard requires companies to recognize all share-based payments to employees, including grants of employee stock options, in the financial statements based on their fair values on the grant date and is effective for annual periods beginning after June 15, 2005. In accordance with the revised statement, the Company will recognize the expenses attributable to stock options granted or vested subsequent to July 1, 2005, for the fiscal year ending March 31, 2007.

SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), encouraged but did not require companies to record stock-based compensation plans using a fair value based method. Under US GAAP, for accounting periods ended 31 December 31, 2004 and March 31, 2006, the Company would have therefore opted to account for stock based compensation using the intrinsic value based method described in APB Opinion No. 25, “Accounting for Stock Issued to Employees” for accounting periods ending before July 1 2005.

Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company’s common stock at the date of the grant over the amount an employee must pay to acquire the stock.

On the basis that the Company undertakes the voluntary disclosures permitted, the following table illustrates the effect on Net Income and earnings per share if the Company used the fair value-based method of accounting to measure compensation expense for options granted at the date they were granted as prescribed by SFAS No. 123.

Earnings/(loss)per share from continuing operations for the fifteen months ended March 31, 2006 and the year ended December 31, 2004 would have changed to the pro forma amounts set forth below.

Net Income

	Year Ended December 31 2004 £000		Period Ended March 31 2006 £000

Profit/(Loss) for the period as reported in the
consolidated profit and loss account under US
GAAP	(1,189)		(1,938)
Total stock-based employee compensation expense
determined under fair value based method for all
awards, net of related tax effects	(144)		(36)

Pro forma Net Income for the period	(1,333)		(1,974)

(Loss)/Earnings per share:
Basic - as reported (under US GAAP)	(1.75p	)	(2.86p	)

Basic - pro forma	(1.96p	)	(2.80p	)

Diluted - as reported (under US GAAP)	(1.75p	)	(2.86p	)
Diluted - pro forma	(1.96p	)	(2.80p	)

The weighted average grant date fair value of options granted during the fifteen months ended March 31, 2006, and the year ended December 31, 2004 and the significant assumptions used in determining the underlying fair value of each option grant on the date of the grant utilizing the Black Scholes option pricing model are noted in the following table. Expected volatility is based on historical volatility data of the Company’s stock. The expected term of stock options granted is based on historical data and represents the period of time that stock options are expected to be outstanding. The risk-free rate of the stock options is based on the Main Economic Indicators (MEI) rate in effect at the time of grant.

	Year Ended December 31 2004	Period Ended March 31 2006

Weighted average grant-date fair
value of options granted	-	£0.06
Assumptions:
Risk free interest rate	-	4.56%
Expected life	-	10 years
Expected volatility	-	76.9%
Expected dividend yield	-	0.00%

As of March 31, 2006, 5,335 of total unrecognized compensation costs related to non-vested options are scheduled to be recognized over a weighted average period of 0.49 years.